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Exhibit 4.1

Atlanta Signal Processors, Inc.

1997 INCENTIVE STOCK PLAN

Amended January 26, 1998 for 2 for 1 stock split
Amended March 1, 1999 for share authorization and par value
Amended February 6, 2001 for new address

Atlanta Signal Processors, Inc.
1720 Peachtree Street, Suite 220
Atlanta, Georgia 30309

1.  Purpose

    The purpose of this Plan is to promote the interests of the Company by granting Options to purchase Shares and Restricted Stock to: (i) Employees in order (a) to attract and retain Employees, (b) to provide an additional incentive to each Employee to work to increase the value of Shares and (c) to provide each Employee with a stake in the future of the Company which corresponds to the stake of each of the Company's shareholders; and (ii) Key Persons who have rendered valuable services to the Company and to provide such Key Persons with a stake in the future of the Company which corresponds to each of the Company's shareholders.

2.  Definitions

    Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

  2.1
  Board means the Board of Directors of the Company.

  2.2
  Change of Control has the meaning set forth in Section 18.

  2.3
  Code means the Internal Revenue Code of 1986, as amended.

  2.4
  Committee means the Committee, if appointed under Section 5 by the Board.

  2.5
  Common Stock means the $.00125 par value common stock of the Company.

  2.6
  Company means Atlanta Signal Processors, Inc., a Georgia corporation, and any successor to such organization.

  2.7
  Employee means an employee of the Company, a Subsidiary or a Parent.

  2.8
  Exchange Act means the Securities Exchange Act of 1934, as amended.

  2.9
  Fair Market Value means the price which the Board acting in good faith determines through any reasonable valuation method that a Share might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

  2.10
  ISO means an option granted under this Plan to purchase Shares which is intended by the Company to satisfy the requirements of Section 422 of the Code as an incentive stock option.

  2.11
  Key Person means (i) a member of the Board who is not an Employee, (ii) a consultant, distributor or other person who has rendered valuable services to the Company, a Subsidiary or a Parent, (iii) a person who has incurred, or is willing to incur, financial risk in the form of guaranteeing or acting as co-obligor with respect to debts or other obligations of the Company, or (iv) a person who has extended credit to the Company. Key Persons are not limited to individuals and, subject to the preceding definition, may include corporations, partnerships, associations and other entities.

  2.12
  Non-ISO means an option granted under this Plan to purchase Shares which is not intended by the Company to satisfy the requirements of Section 422 of the Code.

  2.13
  Option means an ISO or a Non-ISO.

  2.14
  Option Price means the price which shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

  2.15
  Optionee means the grantee of an Option.

  2.16
  Parent means any corporation which is a parent corporation of the Company within the meaning of Section 424(e) of the Code.

  2.17
  Plan means the Atlanta Signal Processors 1997 Stock Incentive Plan, as amended from time to time.

  2.18
  Restricted Stock means Shares of the Company's Common Stock granted pursuant to Section 12.

  2.19
  Restricted Stock Grant means a grant of Restricted Stock under the Plan.

  2.20
  Share means a share of the Common Stock of the Company.

  2.21
  Stock Option Grant means the written agreement or instrument which sets forth the terms of an Option granted to an Employee or Key Person under this Plan.

  2.22
  Subsidiary means any corporation which is a subsidiary Corporation of the Company within the meaning of Section 424(f) of the Code.

  2.23
  Surrendered Shares means the Shares described in Section 11.2 which (in lieu of being purchased) are surrendered for cash or Shares, or for a combination of cash and Shares, in accordance with Section 11.

  2.24
  Ten Percent Shareholder means a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of shares of either the Company, a Subsidiary or a Parent.

3.  Shares Subject To Options And Restricted Stock Grants

    The total number of Shares that may be issued pursuant to ISO's, Non-ISO's or Restricted Stock Grants granted under this Plan shall not exceed one hundred ninety nine thousand shares (398,000), as adjusted below and pursuant to Section 15. Such Shares shall be reserved to the extent that the Company deems appropriate from authorized but unissued Shares and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to an Option or Restricted Stock Grant granted hereunder which remain after the cancellation, expiration or exchange of such Option or Restricted Stock Grant shall again become available for use under this Plan, but any Surrendered Shares which remain after the surrender of an Option under Section 11 shall not again become available for use under this Plan.

4.  Effective Date

    The effective date of this Plan shall be November 22, 1997, the effective date for the shareholders' approval of this Plan.

5.  Administration

    This Plan shall be administered by the Board. The Board, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Board shall have the power to interpret this Plan and, subject to Section 17, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Board's actions shall be binding on the Company, on each affected Employee or Key Person, and on each other person directly or indirectly affected by such action.

    The Board may delegate its authority under the Plan, in whole or in part, to a Committee appointed by the Board consisting of not less than two (2) members. The Committee (if appointed) shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to the Committee where the Board has delegated its authority to the Committee, and any action by the Committee pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee at any time, in whole or in part.

6.  Eligibility

    Except as provided below, only Employees shall be eligible for the grant of Options or Restricted Stock under this Plan, but no Employee shall have the right to be granted an Option or Restricted Stock under this Plan merely as a result of his or her status as an Employee. Key Persons may be eligible, subject to written approval by the Board, for the grant of Options or Restricted Stock under this Plan, but only if the Key Person has provided valuable services to the Company, a Subsidiary or a Parent and only if the Option granted to such Key Person is a Non-ISO.

7.  Grant Of Options

    The Board, in its absolute discretion, shall grant Options under this Plan from time to time to purchase Shares and shall have the right to grant new Options in exchange for outstanding Options. The Committee, if appointed, and acting pursuant the procedures established by the Board, may either grant Options under the Plan or recommend to the Board that Options be granted under the Plan. Options shall be granted to Employees or Key Persons selected by the Board and neither the Board nor the Committee (if appointed) shall be under any obligation whatsoever to grant Options to all Employees or Key Persons or to grant all Options subject to the same terms and conditions. Each grant of an Option shall be evidenced by a Stock Option Grant, and each Stock Option Grant shall:

  1.
  specify whether the Option is an ISO or Non-ISO; and

  2.
  incorporate such other terms and conditions as the Board, acting in its absolute discretion, deems consistent with the terms of this Plan, including (without limitation) a restriction on the number of Shares subject to the Option which first become exercisable or subject to surrender during any calendar year.

    In determining Employee(s) or Key Person(s) to whom an Option shall be granted and the number of Shares to be covered by such Option, the Board may take into account the recommendations of the President of the Company and its other officers, the duties of the Employee or Key Person, the present and potential contributions of the Employee or Key Person to the success of the Company, the anticipated number of years of service remaining before the attainment by the Employee of retirement age and other factors deemed relevant by the Board, in its sole discretion, in connection with accomplishing the purpose of this Plan. An Employee or Key Person who has been granted an Option to purchase Shares of the Company, whether under this Plan or otherwise may be granted one or more additional Options.

    If the Board grants an ISO and a Non-ISO to an Employee on the same date, the right of the Employee to exercise or surrender one such Option shall not be conditioned on his or her failure to exercise or surrender the other such Option.

8.  Option Price

    If an Option is an ISO, the Option Price for each Share subject to such Option shall be no less than the Fair Market Value of a Share on the date such Option is granted or, if such Option is granted to a Ten Percent Shareholder, the Option Price for each Share subject to such Option shall be no less than 110% of the Fair Market Value of a Share on the date such Option is granted. If an Option is a Non-ISO, the Option Price for each Share shall be no less than the minimum price required by applicable state law or by the Company's governing instrument, whichever price is greater. The Option Price shall be payable in full upon the exercise of any Option, and a Stock Option Grant at the discretion of the Board can provide for the payment of the Option Price either in cash or in Shares acceptable to the Board or in any combination of cash and Shares acceptable to the Board. Any payment made in Shares shall be treated as equal to the Fair Market Value of such Shares on the date the properly endorsed certificate for such Shares is delivered to the Board (or to its delegate).

    Notwithstanding the above, and in the sole discretion of the Board, an Option may be exercised as to a portion or all (as determined by the Board) of the number of Shares specified in the Stock Option Grant by delivery to the Company of a promissory note to be executed by the Optionee. The promissory note shall include, along with such other terms and conditions as the Board shall determine, provisions in a form approved by the Board under which (1) the balance of the aggregate purchase price shall be payable in equal installments over such period and shall bear interest at such rate (which shall not be less than the prime bank loan rate as determined by the Board) as the Board shall approve and (2) the Optionee shall be personally liable for payment of the unpaid principal balance and all accrued but unpaid interest.

9.  Exercise Period

    Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Option Grant, but no Stock Option Grant shall:

  1.
  make an Option exercisable before the date such Option is granted or;

  2.
  make an Option exercisable after the earlier of the:
  a)
  the date such Option is exercised in full; or

  b)
  the date which is the tenth (10th) anniversary of the date such Option is granted, if such Option is a Non-ISO or an ISO granted to a non-Ten Percent Shareholder, or the date which is the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Shareholder.

    A Stock Option Grant may provide for the exercise of an Option after the employment of an Employee or Key Person has terminated for any reason whatsoever including death or disability.

10. Nontransferability

    No Option granted under this Plan shall be transferable by an Employee or Key Person other than by will or by the laws of descent and distribution, and such Option shall be exercisable during an Employee's or Key Person's lifetime only by the Employee or Key Person, as the case may be. The person or persons to whom an Option is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Employee or Key Person.

11. Surrender Of Options

  11.1
  General Rule. The Board acting in its absolute discretion may incorporate a provision in a Stock Option Grant to allow an Employee or Key Person to surrender his or her Option in whole or in part in lieu of the exercise in whole or in part of that Option on any date that:
  1.
  the Fair Market Value of the Shares subject to such Option exceeds the Option Price for such Shares; and

  2.
  the Option to purchase such Shares is otherwise exercisable.

  11.2
  Procedure. The surrender of an Option in whole or in part shall be effected by the delivery of the Stock Option Grant to the Board (or to its delegate) together with a statement signed by the Employee or Key Person which specifies the number of Shares ("Surrendered Shares") as to which the Employee or Key Person surrenders his or her Option and how he or she desires payment be made for such Surrendered Shares.

  11.3
  Payment. An Employee or Key Person in exchange for his or her Surrendered Shares shall receive a payment in cash or in Shares, or in a combination of cash and Shares, equal in amount on the date such surrender is effected to the excess of the Fair Market Value of the Surrendered Shares on such date over the Option Price for the Surrendered Shares. The Board acting in its absolute discretion can approve or disapprove an Employee's or Key Person's request for payment in whole or in part in cash and can make that payment in cash or in such combination of cash and Shares as the Board deems appropriate. A request for payment only in Shares shall be approved and made in Shares to the extent payment can be made in whole shares of Shares and (at the Board's discretion) in cash in lieu of any fractional Shares.

  11.4
  Restrictions. Any Stock Option Grant which incorporates a provision to allow an Employee or Key Person to surrender his or her Option in whole or in part also shall incorporate such additional restrictions on the exercise or surrender of such Option as the Board deems necessary to satisfy the conditions to the exemption under Rule 16b-3 (or any successor exemption) to Section 16(b) of the Exchange Act.

12. Restricted Stock Grants

    The Board of Directors, or the Committee if so appointed pursuant to Section 5, may grant to Employees and Key Persons Shares of the Company's Common Stock, subject to such restrictions as the Board of Directors, in its sole discretion, deems appropriate. Such restrictions may include, but shall not be limited to, restrictions upon exercise, vesting provisions, and purchase provisions with respect to price and time of repurchase. Grant of all Restricted Stock shall be accompanied by a Restricted Stock Agreement which shall be executed and accepted by the Grantee in order for the Restricted Stock Grant to become effective.

13. Securities Registration

    Each Stock Option Grant and Restricted Stock Grant may provide that, upon the receipt of Shares as a result of the surrender or exercise of an Option or the grant of Restricted Stock, the Employee or Key Person shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Stock Option Grant and Restricted Stock Grant also may provide that, if so requested by the Company, the Employee or Key Person shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended ("1933 Act") and any applicable state securities law or unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise or surrender of an Option granted under this Plan or a Restricted Stock Grant may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

14. Life Of Plan

    No Option shall be granted under this Plan on or after the earlier of:

  1.
  the tenth (10th) anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options have been surrendered or exercised in full or no longer are exercisable; or

  2.
  the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the surrender or exercise of Options granted under this Plan) been issued or no longer are available for use under this Plan, in which event this Plan also shall terminate on such date.

    No Restricted Stock Grant shall be made under this Plan on or after the tenth (10th) anniversary of the effective date of the Plan, in which case the Plan otherwise shall continue in effect until the later of (i) all restrictions on Shares transferred as Restricted Stock Grants have lapsed or (ii) no Shares of Restricted Stock remain outstanding.

15. Adjustment

    The number of Shares reserved under Section 3 of this Plan and the number of Shares subject to Options granted under this Plan and the Option Price of such Options shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of Section 424(a) of the Code) the number of Shares reserved under Section 3 of this Plan and the number of Shares subject to Options granted under this Plan and the Option Price of such Options in the event of any corporate transaction described in Section 424(a) of the Code which provides for the substitution or assumption of such Options. If any adjustment under this Section 15 creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded and the number of Shares reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section 15 by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3 of this Plan.

16. Sale Or Merger Of The Company

    If the Company agrees to sell substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, division or other transaction in which Shares are converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the Options granted under this Plan, each Option at the direction and discretion of the Board, or as is otherwise provided in the Option Agreements, may be canceled unilaterally by the Company in exchange for the whole Shares (or, subject to satisfying the conditions to the exemption under Rule 16b-3 or any successor exemption to Section 16(b) of the Exchange Act, for the whole Shares and the cash in lieu of a fractional Share) which each Employee or Key Person otherwise would receive if he or she had the right to surrender his or her outstanding Option in full under Section 11 of this Plan and he or she exercised that right exclusively for Shares on a date fixed by the Board which comes before such sale or other corporate transaction.

17. Amendment Or Termination

    This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of the Company (1) to increase the number of Shares reserved under Section 3, except as set forth in Section 15, (2) to extend the maximum life of the Plan under Section 14 or the maximum exercise period under Section 9, (3) to decrease the minimum Option Price under Section 8, or (4) to change the designation of Employees or Key Persons eligible for Options under Section 6. The Board also may suspend the granting of Options or Restricted Stock Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Company shall not have the right to modify, amend or cancel any Option or Restricted Stock granted before such suspension or termination unless (i) the Employee or Key Person consents in writing to such modification, amendment or cancellation or (ii) there is a dissolution or liquidation of the Company or a transaction described in Section 15 or Section 16 of this Plan.

18. Change Of Control

    A "Change of Control" of the Company shall be deemed to have occurred if one of the following events takes place:

  1.
  Any person other than an Existing Person becomes a holder of record, as reflected on the stock transfer ledger of the Company, of securities of the Company representing a right of the person, acting individually and not in concert with any other party (and not acting through a contract, arrangement, understanding, relationship, proxy, voting trust, voting agreement, or other device), to vote more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities;

  2.
  A person other than an Existing Person obtains the right to elect a majority of the members of the Board of Directors of the Company;

  3.
  The Company or any of its subsidiaries shall sell, assign or otherwise transfer, directly or indirectly, assets (including stock or other securities of subsidiaries, but other than the grant of licenses to intangible assets in the ordinary course of business) having a fair market value of sixty-six percent (66%) or more of all the assets of the Company and its subsidiaries to any third party, other than a wholly-owned subsidiary of the Company;

  4.
  Any person becomes a beneficial owner (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities of the Company representing a right to vote more than fifty percent (50%) of the Company's then outstanding securities, other than an Existing Person; or

  5.
  Any transaction or series of related transactions occurring within a period of ninety (90) days, pursuant to, following or as a result of; which the beneficial ownership of fifty percent (50%) or more of the common stock of the Company (or other securities having generally the right to vote for election of the Board of Directors) shall be sold, assigned or otherwise transferred, directly or indirectly, to any person or persons other than an Existing Person, whether by sale or issuance of common stock or other securities or otherwise.

    Notwithstanding the above, in determining the percentages of ownership described in 1. through 5. above, the issuance of new securities pursuant to a public offering of the common stock of the Company under the Securities Act of 1933, as amended, and the issuance of new securities in connection with the exercise of warrants and options granted and outstanding as of the effective date of the Plan or which are granted pursuant to a public offering referenced above, shall not be taken into consideration in determining whether a Change of Control has occurred. In addition, a Change of Control shall not, solely with respect to Subsection 3. above, be deemed to occur as a result of any conveyance, transfer or grant to a bank or other financial institution of a collateral assignment of; securities title to or security interest in any goods, accounts, inventory, general intangibles or other assets of the Company or any of its subsidiaries to secure the obligations of the Company or any of its subsidiaries to such bank or other financial institution, or the exercise of any rights or remedies by such bank or other financial institution relation thereto. For purposes of this Agreement, an "Existing Person" means a shareholder or holder of any option or warrant of the Company as of the effective date of the Plan or any lineal descendant or antecedent, father, mother, spouse, brother, or sister of such shareholder or option holder or a trustee for the benefit of any of the foregoing.

19. Miscellaneous

  19.1
  Shareholder Rights. No Employee or Key Person shall have any rights as a shareholder of the Company as a result of the grant of an Option to him or to her under this Plan or his or her exercise or surrender of such Option pending the actual delivery of Shares subject to such Option to such Employee or Key Person.

  19.2
  No Contract of Employment. The grant of an Option or Restricted Stock to an Employee or Key Person under this Plan shall not constitute a contract of employment or other association with the Company, and shall not confer on an Employee or Key Person any rights upon his or her termination of employment or other association with the Company, in addition to those rights, if any, expressly set forth in the Stock Option Grant or Restricted Stock Grant which evidences his or her Option or Restricted Stock.

  19.3
  Withholding. The exercise or surrender of any Option granted under this Plan shall constitute an Employee's or Key Person's full and complete consent to whatever action the Board directs to satisfy the federal and state tax withholding requirements, if any, which the Board in its discretion deems applicable to such exercise or surrender.

  19.4
  Transfer. The transfer of an Employee between or among the Company, a Subsidiary or a Parent shall not be treated as a termination of his or her employment under this Plan.

  19.5
  Construction. This Plan shall be construed under the laws of the State of Georgia.

ATLANTA SIGNAL PROCESSORS, INC.
Stock Option Grant

    Atlanta Signal Processors, Inc., a Georgia corporation (the "Company"), hereby grants to the optionee named below ("Optionee") an option (this "Option") to purchase the total number of shares shown below of Common Stock of the Company (the "Shares") at the exercise price per share set forth below (the "Exercise Price"), subject to all of the terms and conditions on the reverse side of this Stock Option Grant and the Company's 1997 Stock Incentive Plan (the "Plan"). If designated as an Incentive Stock Option below, this Option is intended to qualify as an "incentive stock option" ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions set forth on the reverse side hereof and the terms and conditions of the Plan are incorporated herein by reference.

In witness whereof, this Stock Option Grant has been executed by the Company by a duly authorized officer as of the date specified hereon.

ATLANTA SIGNAL PROCESSORS, INC.

By:

Date of Grant:

Type of Stock Option:
        [  ] Incentive
        [  ] Nonqualified

Shares Subject to Option:

Exercise Price Per Share:

Term of Option:

Shares subject to issuance under this Option shall be eligible for exercise according to the attached Vesting Schedule.

Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax adviser prior to such exercise or disposition.

Signature of Optionee

Print Name of Optionee

    1.  Exercise Period of Option.  Subject to the terms and conditions of this Option and the Plan and unless otherwise modified by a written modification signed by the Company and Optionee, this Option may be exercised with respect to all of the shares of Common Stock covered by this Option ("Option Shares") prior to the date which is the last day of the Term set forth on the face hereof following the date of grant (hereinafter "Expiration Date").

    2.  Restrictions on Exercise.

      (a)  Securities Restrictions.  This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933 and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company's Common Stock may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the Securities and Exchange Commission ("SEC"), any state securities commission or any stock exchange to effect such compliance.

      (b)  Exercise Agreement.  As a condition to Optionee's right to exercise this Option and acquire the Shares, such Shares shall be subject to the terms and conditions of the Exercise Agreement described in Section (4) below.

    3.  Termination of Option.  Except as provided below in this Section, this Option may not be exercised after the date on which Optionee ceases to perform services for the Company or any Parent or Subsidiary of the Company. Optionee shall be considered to perform services for the Company for all purposes under this Section and Section 10 hereof, if Optionee is an officer or full-time employee of the Company or any Parent or Subsidiary of the Company or if the Board of Directors determines that Optionee is rendering substantial services as a part-time employee, consultant, contractor or adviser to the Company or any Parent or Subsidiary of the Company. The Board of Directors of the Company shall have discretion to determine whether Optionee has ceased to perform services for the Company or any Parent or Subsidiary of the Company and the effective date on which such services cease (the "Termination Date").

      (a)  Termination Generally.  If Optionee ceases to perform services for the Company or any Parent or Subsidiary of the Company for any reason except death or disability, this Option shall be forfeited after thirty (30) days after Optionee ceases to perform such services, along with any and all rights or subsequent rights attached thereto effective on the day following the Termination Date, but in no event later than the Expiration Date.

      (b)  Death or Disability.  If Optionee ceases to perform services for the Company or any Parent or Subsidiary of the Company because of the death of Optionee or the disability of Optionee (as determined by the Board), this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee (or, in the event of Optionee's death, by Optionee's legal representative) within twelve (12) months after the Termination Date, but in no event later than the Expiration Date.

      (c)  Cancellation for Non-Compliance.  This Option may be canceled by the Company if Optionee is in breach of the terms of Section 6(d) of the Exercise Agreement (defined below), which terms are hereby incorporated in this Option. Failure to comply with the applicable provisions of Section 6(d) of the Exercise Agreement during the periods specified therein, shall also entitle the Company to rescind any exercise of this Option.

      (d)  No Right to Employment.  Nothing in the Plan or this Grant shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Optionee's employment or other relationship at any time, with or without cause.

    4.  Manner of Exercise.

      (a)  Exercise Agreement.  This Option shall be exercisable by delivery to the Company of an executed Exercise Agreement and Employee Shareholder Agreement ("Exercise Agreement") in the form of the Exercise Agreement delivered to Optionee, if applicable, or in such other form as may be approved or accepted by the Company, which shall set forth Optionee's election to exercise some or all of this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements as may be required by the Company to comply with applicable securities laws.

      (b)  Exercise Price.  Such notice shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares may be made in U.S. dollars in cash (by check) or, where permitted by law and approved by the Board in its sole discretion: (i) by cancellation of indebtedness of the Company to Optionee; (ii) by surrender of shares of Common Stock of the Company that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such Shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such Shares), or were obtained by the Optionee in the open public market, having a Fair Market Value equal to the exercise price of the Option; (iii) by instructing the Company to withhold Shares otherwise issuable pursuant to an exercise of the Option having a Fair Market Value equal to the exercise price of the Option (including the withheld Shares); (iv) by waiver of compensation accrued by Optionee for services rendered; (v) a combination of the foregoing; or (vi) such other means of payment as is approved by the Board of Directors.

      (c)  Withholding Taxes.  Prior to the issuance of the Shares upon Exercise of this Option, Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company. Where approved by the Board, the Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares exercised.

      (d)  Issuance of Shares.  Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee's legal representative.

    5.  Notice of Disqualifying Disposition of ISO Shares.  If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (a) the date two years after the date of grant, or (b) the date one year after exercise of the ISO with respect to the Shares to be sold or disposed, the Optionee shall immediately notify the Company in writing of such disposition. Optionee acknowledges and agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from any such early disposition by payment in cash or out of the current wages or other earnings payable to the Optionee.

    6.  Nontransferability of Option.  This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executor, administrators, successors and assigns of the Optionee.

    7.  Tax Consequences.  OPTIONEE UNDERSTANDS THAT THE GRANT AND EXERCISE OF THIS OPTION, AND THE SALE OF SHARES OBTAINED THROUGH THE EXERCISE OF THIS OPTION, MAY HAVE TAX IMPLICATIONS THAT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO OPTIONEE. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH OR WILL CONSULT WITH HIS OR HER TAX ADVISOR, AND OPTIONEE FURTHER ACKNOWLEDGES THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

    8.  Interpretation.  Any dispute regarding the interpretation of this Stock Option Grant shall be submitted by Optionee or the Company to the Company's Board of Directors thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board shall be final and binding on the Company and an Optionee.

    9.  Entire Agreement.  The Plan and the Exercise Agreement are incorporated herein by this reference. Optionee acknowledges and agrees that the granting of this Option constitutes a full accord, satisfaction and release of all obligations or commitments made to Optionee by the Company or any of its officers, directors, shareholders or affiliates with respect to the issuance of any securities or rights to acquire securities, of the Company or any of its affiliates. This Option, the Plan and the Exercise Agreement constitute the entire agreement of the parties hereto and supersede all prior undertakings and agreements with respect to the subject matter hereof.

    10.  Vesting and Exercise of Shares.  Subject to the terms of the Plan, this Option and the Exercise Agreement, the Shares issued pursuant to the exercise of this Option shall be subject to the vesting restrictions on the attached Vesting Schedule. For purposes of such vesting, "Continuous Service" means a period of continuous performance of services by Optionee for the Company, a Parent, or a Subsidiary, as determined by the Board.

ATLANTA SIGNAL PROCESSORS, INC.
1997 STOCK INCENTIVE PLAN
EXERCISE AGREEMENT AND EMPLOYEE SHAREHOLDER AGREEMENT

    This Exercise Agreement and Employee Shareholder Agreement (the "Exercise Agreement") is made this      day of            ,       between ATLANTA SIGNAL PROCESSORS, INC. (the "Company") and the optionee named below ("Optionee") pursuant to that certain Stock Option Grant described below which was granted to Optionee under the Atlanta Signal Processors, Inc. 1997 Stock Incentive Plan (the "Plan").

Optionee:
Social Security Number:
Address:
Number of Shares Purchased:
Price Per Share:	$
Aggregate Purchase Price:	$
Date of Stock Option Grant:
Type of Option:	[ ]	Incentive Stock Option
	[ ]	Nonqualified Stock Option

    The Company and Optionee hereby agree as follows:

    1.  Purchase of Shares.  On this date and subject to the terms and conditions of this Exercise Agreement, Optionee hereby exercises the Stock Option Grant between the Company and Optionee dated as of the "Date of Stock Option Grant" set forth above (the "Option"), with respect to the "Number of Shares Purchased" set forth above of the Company's common stock at the "Aggregate Purchase Price" set forth above (the "Purchase Price") and the "Price per Share" set forth above (the "Purchase Price Per Share"). Optionee hereby delivers to the Company the Aggregate Purchase Price, by cash or check (or such other form of payment satisfactory to the Company as provided in the Stock Option Grant), receipt of which is acknowledged by the Company. The term "Shares" refers to the shares of the Company's common stock purchased under this Exercise Agreement, and includes all securities received (a) in replacement of the Shares and (b) as a result of stock dividends or stock splits in respect of the Shares. Capitalized terms used in this Exercise Agreement that are not defined herein have the definitions ascribed to them in the Plan or the Option.

    2.  Representations of Purchaser.  Optionee represents and warrants to the Company that:

  (a)
  Optionee acknowledges that Optionee has received, read and understands the Plan and the Option and agrees to abide by and be bound by their terms and conditions.

  (b)
  Optionee is purchasing the Shares for Optionee's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "1933 Act").

  (c)
  Optionee has no present intention of selling or otherwise disposing of all or any portion of the Shares.

  (d)
  Optionee is fully aware of (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Optionee may not be able to sell or dispose of the Shares or use them as collateral for loans); and (iv) that a condition of the transfer of such Shares is Optionee's execution of any Shareholders Agreement referenced in Section 4.

  (e)
  Optionee is capable of evaluating the merits and risks of this investment, has the ability to protect Optionee's own interests in this transaction and is financially capable of bearing a total loss of this investment.

    3.  Compliance with Securities Laws. Optionee understands and acknowledges that the Shares have not been registered under the 1933 Act and that, notwithstanding any other provision of the Option to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the 1933 Act and all applicable state securities laws. Optionee agrees to cooperate with the Company to ensure compliance with such laws.

    4.  Contractual Restrictions on Transfer. Optionee agrees that as a condition to Optionee's right to exercise this Option and acquire the Shares so exercised, such Shares shall be subject to the restrictions of Sections 5 and 6 below and any Shareholders Agreement which the Board of Directors requests that the Optionee execute in connection with such exercise (a "Shareholders Agreement"). No Shares may be issued pursuant to the execution of this Exercise Agreement under the Option unless and until the Optionee has executed any such Shareholders Agreement or such other agreement provided by the Board.

    5.  Company's Right of First Refusal. In the event no Shareholder Agreement is required by the Board of Directors at the time of the issuance of Shares upon the exercise of the Option, before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company shall have an assignable right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").

  (a)
  Notice of Proposed Transfer.  The Holder of the Shares shall deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "Offered Price"); and the Holder shall offer to sell the Shares at the Offered Price to the Company.

  (b)
  Exercise of Right of First Refusal.  At any time within 60 days after receipt of the Notice, the Company or its assignee may, by giving written notice to the Holder, elect to purchase any or all of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with Subsection (c) below.

  (c)
  Purchase Price.  The purchase price for the Shares purchased under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

  (d)
  Payment.  Payment of the purchase price shall be made, at the option of the Company or its assignee, either (i) in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company or such assignee, or by any combination thereof within thirty (30) days after receipt of the Notice or (ii) in the manner and at the time(s) set forth in the Notice.

  (e)
  Holder's Right to Transfer.  If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee as provided in this Section 5, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any

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    applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company shall again be offered the Right of First Refusal, before any Shares held by the Holder may be sold or otherwise transferred.

  (f)
  Exception for Certain Family Transfers.  Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares, during the Optionee's lifetime or on Optionee's death by will or intestacy, to Optionee's immediate family or a trust for the benefit of Optionee or Optionee's immediate family shall be exempt from the provisions of this Section; provided that, as a condition to receiving the Shares, the transferee or other recipient shall agree in writing to receive and hold the Shares so transferred subject to the provisions of this Agreement, and to transfer such Shares no further except in accordance with the terms of this Agreement. As used herein, "immediate family" shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister.

  (g)
  Termination of Right of First Refusal.  The Right of First Refusal shall terminate as to any Shares ninety (90) days after the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (other than a registration statement solely covering an employee benefit plan or corporate reorganization).

    6.  Company's Repurchase Option.  The Company shall also have an assignable option to repurchase all or a portion of the Shares on the terms and conditions set forth in this Section (the "Repurchase Option") if Optionee should cease to be employed by the Company or to serve as a member of the Board of Directors for any reason, or no reason, including without limitation Optionee's death, disability, voluntary resignation or termination by the Company with or without cause.

  (a)
  Right of Termination Unaffected.  Nothing in this Agreement shall be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company to terminate Optionee's employment or association with the Company at any time, for any reason or no reason, with or without cause. For purposes of this Agreement, Optionee shall be considered to be employed by the Company or associated with the Company if Optionee is an officer, director or full-time employee of the Company or any Parent or Subsidiary of the Company or if the Board of Directors determines that Optionee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company or any parent or subsidiary of the Company. The Board of Directors of the Company shall have discretion to determine whether Optionee has ceased to be employed by or associated with the Company or any Parent or Subsidiary and the effective date on which such employment or association is terminated (the "Termination Date").

  (b)
  Exercise of Repurchase Option.  At any time on or before the first anniversary of the Termination Date, the Company may elect to repurchase any or all of the Shares by giving Optionee written notice of exercise of the Repurchase Option.

  (c)
  Calculation of Repurchase Price.  If Optionee's employment with the Company is terminated for Cause (as defined below), the repurchase price shall be the lower of (i) the Book Value Per Share (as defined below) or (ii) the Purchase Price Per Share. In all other circumstances, the repurchase price shall equal the Book Value Per Share.

  (d)
  Noncompetition.  In acknowledgment of the benefits received by Optionee through the Grant and receipt of the Shares, the Optionee agrees to refrain, within the United States, from engaging in any Competing Business (as defined below), directly or indirectly, on the

3

    Optionee's own behalf or in the service or on behalf of others as a principal, partner, officer, director, manager, supervisor, administrator, consultant or employee, while an employee of the Company and for a period ending one (1) year from the Optionee's Termination Date. In the event that the Board of Directors of the Company determines that the Optionee has violated the provisions of this Section, then notwithstanding any other provisions contained in this Agreement, any Shares issued to Optionee by reason of Optionee's exercise of the Option shall be immediately canceled and the Company shall refund to Optionee with respect to such Shares, the lesser of (i) the Purchase Price Per Share or (ii) the Book Value Per Share.

  (e)
  Payment of Repurchase Price.  The repurchase price shall be payable, at the option of the Company or its assignee, by (i) check, (ii) by cancellation of all or a portion of any outstanding indebtedness of Optionee to the Company or such assignee, (iii) by delivery of a promissory note of the Company payable in substantially equal monthly installments over a sixty (60) month period from the date of repurchase at an interest rate equal to the prime rate of Citibank at its principal place of business in New York City, New York, or its successor as of the Termination Date, plus one percentage point (1.0%), or (iv) any combination of the above.

  (f)
  Termination of Repurchase Rights.  The Right of Repurchase shall terminate as to any Shares ninety (90) days after the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (other than a registration statement solely covering an employee benefit plan or corporate reorganization).

  (g)
  Definitions.  The following terms are used herein as defined below:

  (A)
  "Cause" shall mean conduct amounting to (i) fraud or dishonesty against the Company, (ii) Optionee's willful misconduct, repeated refusal to follow the reasonable directions of the Board of Directors of the Company, or knowing violation of law in the course of performance of the duties of Optionee's employment with the Company, (iii) repeated absences from work without a reasonable excuse, (iv) repeated intoxication with alcohol or drugs while on the Company's premises during regular business hours, (v) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty, or (vi) a breach or violation of the terms of any employment or other agreement to which Optionee and the Company are party.

  (B)
  "Competing Business" shall mean any person or entity engaged in the business of developing real-time computer hardware and software programs which provide functionality comparable to the functionality of products marketed, developed, or under development by the Company prior to Optionee's Termination Date.

  (C)
  "Book Value Per Share" shall mean the amount determined by dividing the sum of the stockholders' equity, as shown on the most recent audited or unaudited balance sheet of the Company and the future paid in capital from the outstanding but not exercised stock option grants, by the sum of the number of shares of Common Stock of the Company issued and outstanding and the number of outstanding but not exercised outstanding stock option grants as of the date of such balance sheet.

    7.  Compliance with Federal and State Securities Laws. Optionee understands and acknowledges that, in reliance upon the representations and warranties made by Optionee herein, the Shares have not been registered with the SEC under the 1933 Act, but have been issued under an exemption or exemptions from the registration requirements of the 1933 Act which impose certain restrictions on Optionee's ability to transfer the Shares and have not been registered under any Georgia securities laws or the securities laws of any other state. Optionee understands that Optionee may not transfer any

4

Shares and the Shares must be held indefinitely unless such Shares are registered under the 1933 Act, the securities laws of Georgia and of any other state which may apply or unless, in the opinion of counsel to the Company, an exemption from such registration is available. Optionee understands that only the Company may file a registration statement with the SEC or Georgia or any other state and that the Company is under no obligation to do so with respect to the Shares. Optionee has also been advised that an exemption from registration may not be available or may not permit Optionee to transfer all or any of the Shares in the amounts or at the times proposed by Optionee.

    8.  Legends; "Stop Transfer" Rights. Optionee understands and agrees that the certificate(s) representing the Shares will bear legends in substantially the following form:

    "The shares represented by this Certificate have not been registered under the Georgia Securities Act of 1973, as amended (the "Georgia Act"), or under any other state securities law or the Securities Act of 1933, as amended (the "Federal Act"). These shares have been acquired for investment and may not be offered for sale, hypothecated, sold or transferred, nor will any assignee or transferee thereof be recognized by the Corporation as having an interest in such shares, in the absence of (i) an effective registration statement with respect to the shares under the Federal Act, or an opinion of counsel satisfactory to the Corporation that such registration is not required, and (ii) an effective registration statement with respect to the shares under the Georgia Act or under any other applicable state securities laws, or an opinion of counsel satisfactory to the Corporation that such shares will be offered for sale, hypothecated, sold or transferred only in a transaction which is exempt under, or otherwise in compliance with, the Georgia Act and any other applicable state securities laws.

    The shares represented by this certificate are subject to the terms and conditions of that certain Exercise Agreement and Employee Shareholder Agreement executed between the Shareholder and the Corporation, a copy of which is on file with the Corporation."

    Optionee understands and agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

    9.  Tax Consequences. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE'S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. IN PARTICULAR, IF OPTIONEE IS AN INSIDER SUBJECT TO SECTION 16(b) OF THE SECURITIES EXCHANGE ACT OF 1934, OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH OPTIONEE'S TAX ADVISERS CONCERNING THE ADVISABILITY OF FILING AN ELECTION WITH THE INTERNAL REVENUE SERVICE UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986, AS IT MAY BE AMENDED FROM TIME TO TIME.

    10. Escrow. As security for the faithful performance of this Agreement, Optionee agrees, immediately upon receipt of the certificate(s) evidencing the Shares, to deliver such certificate(s) to the Secretary of the Company or its designee ("Escrow Holder"), who is hereby appointed to hold such certificates) in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. Optionee and the Company agree that Escrow Holder shall not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent relative thereto. The Escrow Holder may rely upon any letter, notice or other document executed by any signature reported to be genuine, and may rely upon advice of counsel and obey any order of any court with respect to the transactions

5

contemplated herein. The Shares shall be released from escrow upon termination of both the Right of First Refusal set forth in Section 5 and the Repurchase Option set forth in Section 6; provided, however, that such release shall not affect the rights of the Company with respect to any pledge of Shares to the Company. Optionee hereby irrevocably constitutes and appoints Escrow Holder as Optionee's agent and attorney-in-fact for the purpose of executing and delivering any and all documents necessary to transfer any Shares purchased hereunder to the Company pursuant to the terms of this Agreement and to record such transfer on the books of the Company, such appointment being made with full power of substitution in the premises.

    11. Market Standoff Agreement. In connection with any public offering of the Company's securities, and upon the written request of the Company or the underwriters managing any underwritten offering of the Company's securities, Optionee agrees that Optionee shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of the Shares or a portion thereof (other than those included in the registration), without the prior written consent of the Company or the underwriters of such securities offering, for a period of time not to exceed two hundred seventy (270) days from the effective date of such registration.

    12. Forced Sale. Optionee agrees that if at any time the shareholders of the Company owning at least fifty percent (50%) of the outstanding shares of Common Stock of the Company (the "Majority Shareholders") shall negotiate the disposition of fifty percent (50%) or more of the total outstanding Common Stock, collectively, to an unaffiliated buyer ("Buyer"), then Optionee shall support such disposition (including casting any votes which Optionee may, directly or indirectly, have with respect to any Shares) and, upon written request of the Majority Shareholders and Buyer, sell to Buyer the same percentage of Shares held by Optionee that the Majority Shareholders (as a group) negotiated to sell to Buyer on the same terms, conditions, and price under which the Majority Shareholders have agreed to sell the Common Stock to Buyer. The right of first refusal in Section 5 hereof shall not apply to dispositions under this Section 12.

    13. Counterparts. This Agreement may be signed in multiple counterparts, each of which shall be an original but all of which, when taken together, shall constitute one and same instrument.

    14. Entire Agreement. The Plan and the Option are incorporated herein by reference. This Exercise Agreement, the Plan and the Option constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and are governed by Georgia law except for that body of law pertaining to conflict of laws.

Submitted by:	Accepted by:
OPTIONEE:	ATLANTA SIGNAL PROCESSORS, INC.
By:
(signature)
Title:
(print name)
Dated:	Dated:

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QuickLinks

Atlanta Signal Processors, Inc. 1997 INCENTIVE STOCK PLAN
ATLANTA SIGNAL PROCESSORS, INC. Stock Option Grant
ATLANTA SIGNAL PROCESSORS, INC. 1997 STOCK INCENTIVE PLAN EXERCISE AGREEMENT AND EMPLOYEE SHAREHOLDER AGREEMENT